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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-32183, 333-12983, 333-06873, 33-97680 and 33-84974 and Forms
S-8 No. 333-06867 and 333-06869) of Equity Residential Properties Trust and in the related Prospectus of our reports indicated below with respect to the financial statements indicated below included in this Current Report of Equity Residential Properties Trust on Form 8-K.


          Financial Statements                   Date of Auditor's Report
          --------------------                   ------------------------

Combined Statement of Revenue and Certain            August 15, 1997
Expenses of the Ameritech Pension Trust
Probable Properties for the year ended
December 31, 1996


Combined Statement of Revenue and Certain
Expenses of Paces on the Green and Paces             September 5, 1997
Station for the year ended December 31, 1996



                                             Ernst & Young LLP



Chicago, Illinois
September 18, 1997